UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2011

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On November 21, 2011, BillMyParents, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), entered into subscription agreements (the “Subscription Agreement”) with 40 accredited investors pursuant to which we issued 5,415,000 shares of our Common Stock, and five year warrants to purchase an additional 1,353,750 shares of our Common Stock at an exercise price of $0.60 per share, in exchange for gross proceeds totaling $2,166,000.

This financing transaction resulted in net proceeds to us of $1,941,925, after deducting fees and expenses.  The placement agent, a FINRA registered broker-dealer, in connection with the financing received a cash fee totaling $216,600 and will receive warrants to purchase 541,500 shares of Common Stock at an exercise price of $0.60 per share as compensation.

The following summarizes the terms of the Subscription Agreement and related financing agreements with the investors:

Securities Sold.  Each investor received one share of our Common Stock for the purchase price of $0.40 per share, and a warrant to purchase one share of our Common Stock for each four shares purchased.  The warrants have an exercise price of $0.60 per share.

Additional Covenants.  The Company has agreed to certain covenants in connection with the Subscription Agreement including:

•

The listing of the securities on any trading market that the Company applies to have its securities traded on;

•

Reservation of shares adequate to satisfy all warrants outstanding which were sold;

•

Replacement of securities lost by purchasers upon adequate evidence of such loss; and

•

Obligation to indemnify purchasers under specified circumstances.

Registration Rights.  The Company has entered into a Registration Rights Agreement with each investor pursuant to which the Company is required to file a registration statement for the re-sale of the Common Stock and Common Stock underlying the Warrants within 120 days after the final closing of the financing, and to use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as possible after filing.

Warrants.  The warrants issued in connection with sale of Common Stock are five year warrants to purchase up to 1,353,750 shares of our Common Stock at a price of $0.60 per share.

The summary of the financing transaction described above, and the summary of the terms of the securities and agreements related to such financing transaction, are qualified in their entirety by reference to the following documents which are filed as exhibits to this current report:

•

Form of Subscription Agreement;

•

Form of Common Stock Purchase Warrant; and

•

Form of Registration Rights Agreement.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The sales of Common Stock and warrants in the offering were made in private placements under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The total number of outstanding shares of outstanding Common Stock as of the date of this report is 97,218,843.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.58	Form of Common Stock Purchase Warrant dated November 21, 2011
10.59	Form of Subscription Agreement dated November 21, 2011
10.60	Form of Registration Rights Agreement dated November 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: November 25, 2011	By:
Jonathan Shultz Chief Financial Officer

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